                  [LETTERHEAD OF AMBAC FINANCIAL GROUP, INC.]

                                                                    News Release

                                                           For Immediate Release

                                          Investor/Media Contact: Brian S. Moore
                                                                  (212) 208-3333
                                                                bmoore@ambac.com
                                                         Website:  www.ambac.com

                    AMBAC FINANCIAL GROUP, INC. ANNOUNCES
              FOURTH QUARTER NET INCOME OF $97.0 MILLION, UP 15%

         Fourth Quarter Core Earnings Per Diluted Share /(1)/ Up 16%,
               Operating Earnings Per Diluted Share /(1)/ Up 14%

       Fourth Quarter Adjusted Gross Premiums Written /(2)/ Increase 16%



January 24, 2001-New York, NY: Ambac Financial Group, Inc. (NYSE: ABK) (Ambac) today announced fourth quarter 2000 net income of $97.0 million or $0.89 per diluted share. This represents a 15% increase from fourth quarter 1999 net income of $84.0 million and a 14% increase in net income per diluted share from $0.78 in the fourth quarter 1999.

Commenting on the results, Ambac Chairman and CEO Phillip B. Lassiter noted, "Business activity was brisk in the final quarter of the year, particularly in the municipal market where we concluded several attractive transactions.
Looking ahead, our business prospects continue to be quite favorable across both domestic and international markets."

Mr. Lassiter added, "With regard to the California utility crisis, as we have previously disclosed, Ambac currently has just under $150 million in combined net par insured exposure, approximately equally divided between Southern California Edison and Pacific Gas & Electric. Though clearly a concern, we believe the likelihood of any material permanent loss to Ambac is very low. This view, shared by many, is bolstered by the essential nature of the services provided and the fact that 100% of Ambac's exposure is secured by a first mortgage lien."

Ambac Fourth Quarter 2000 Earnings/2


Earnings Per Diluted Share
--------------------------

In addition to net income, Ambac presents operating earnings and core earnings, as discussed in Footnote 1. These measures, though not substitutes for net income, are useful for analysis in that they eliminate certain items, such as capital gains and losses, the effect of refundings and calls and certain non-recurring items, to highlight the more consistent elements of earnings.

For the fourth quarter of 2000, operating earnings were $96.0 million, up 14% from the $83.9 million in operating earnings for the fourth quarter of 1999. Core earnings for the fourth quarter of 2000 were $93.7 million, an increase of 18% from $79.2 million in core earnings for the fourth quarter of 1999.


The following table shows net income, operating earnings and core earnings, all per diluted share:

                                       Table I

                                          Fourth Quarter         Full Year
                                                       %                     %
                                      2000    1999  Change   2000   1999   Change
                                      ----    ----  ------   ----   ----   ------
Net income per diluted share          $0.89  $0.78    +14%   $3.41  $2.88    +18%
Operating earnings per diluted share  $0.89  $0.78    +14%   $3.46  $2.93    +18%
Core earnings per diluted share       $0.86  $0.74    +16%   $3.34  $2.73    +22%



Revenues
--------

Total revenues in the fourth quarter of 2000 were $164.2 million, an increase of 14% from $144.2 million in revenues for the fourth quarter of 1999. Total revenues for the full year 2000 were $621.3 million, up 17% from the $533.3 million in total revenues for the full year 1999.


Highlights

 . Adjusted gross premiums written /2/ in the fourth quarter of 2000 were $191.4 million, up 16% from $165.2 million in the fourth quarter of 1999. Although municipal and international adjusted gross premiums written increased modestly, structured finance adjusted gross premiums written grew by 69%. This growth was primarily driven by Ambac's penetration into both the traditional and highly structured sectors of the asset-backed market.

                                   --MORE--

Ambac Fourth Quarter 2000 Earnings/3

A breakdown of adjusted gross premiums written by market sector is included below as Table II.


                                   Table II
                        Adjusted Gross Premiums Written

       $-millions            Fourth Quarter            Full Year
                                        %                           %
                      2000     1999   Change   2000      1999     Change
                      ----     ----   ------   ----      ----     ------
Municipal Finance   $ 99.5   $ 97.1     +2%    $258.5    $322.0     -20%
Structured Finance    55.5     32.8    +69%     231.0     156.4     +48%
International         36.4     35.3     +3%     169.4     116.6     +45%
                    ------   ------            ------    ------
Total               $191.4   $165.2    +16%    $658.9    $595.0     +11%



 . Net premiums written in the fourth quarter of 2000 of $125.8 million were 4% higher than net premiums written of $121.1 million in the same period of 1999. Gross premiums written for the fourth quarter of 2000 were offset by $18.3 million in ceded premiums. In the fourth quarter of 1999, ceded premiums were $28.4 million. The decline in ceded premiums stems primarily from lower cessions relating to the municipal business.

   Net premiums written for the full year 2000 were $402.3 million, up 5% from the $383.4 in net premiums written for the comparable period of 1999.

 . Net premiums earned for the fourth quarter of 2000 were $80.5 million, which represented a 12% increase from the $71.9 million earned in the fourth quarter of 1999. This growth is the result of strong business written in prior periods in structured and international finance, partially offset by lower accelerated premiums. Net premiums earned include accelerated premiums, which result from refundings and calls recognized during the quarter. Accelerated premiums were $4.0 million in the fourth quarter of 2000 (which had a net income per diluted share effect of $0.02), down 51% from $8.2 million ($0.04 per diluted share) in accelerated premiums in the fourth quarter of 1999.

   Net premiums earned for the full year 2000 were $311.3 million. This represented an 18% increase from $264.4 million for the full year 1999. Accelerated premiums for the full year 2000 of $22.2 million declined 38% from accelerated premiums of $35.9 million for full year 1999.

   A breakdown of normal net premiums earned by market sector is included below as Table III. Normal net premiums earned exclude accelerated premiums that result from refundings and calls.

                                   --MORE--

Ambac Fourth Quarter 2000 Earnings/4


                                   Table III
                           Normal Net Premiums Earned

       $-millions             Fourth Quarter                 Full Year
                                              %                           %
                          2000     1999     Change    2000     1999     Change
                          ----     ----     ------    ----     ----     ------
Municipal Finance         $34.4    $33.5      +3%     $135.6   $130.7     +4%
Structured Finance         29.0     21.2     +37%      105.9     68.1    +56%
International              13.1      9.0     +46%       47.5     29.7    +60%
                          -----    -----              ------   ------
Total                     $76.5    $63.7     +20%     $289.0   $228.5    +26%


 . Net fees earned and other income, which includes revenues from credit derivative transactions, was $1.7 million in the fourth quarter 2000, basically even with the fourth quarter of 1999. Credit derivative revenues were suppressed by mark-to-market losses due primarily to widening spreads during the quarter.

   Net fees earned and other income for the full year 2000 were $12.4 million, up 103% from the $6.1 million for the full year 1999.

 . Net investment income for the fourth quarter of 2000 was $63.4 million, representing an increase of 14% from $55.6 million in the comparable period of 1999. This increase was due primarily to the growth in the investment portfolio from ongoing operations.

   Net investment income for the full year 2000 was $241.0 million, a 15% increase in net investment income from the full year 1999 of $209.3 million.

 . Financial services revenues, excluding realized gains and losses, were $16.3 million in the fourth quarter of 2000, up 19% from $13.7 million in revenues for the fourth quarter of 1999. The increase in revenues is primarily due to greater municipal swap activity during the quarter, partially offset by a decline in investment agreement income resulting from lower volume in that business.

   Financial services revenues, excluding realized gains and losses, were $62.7 million for the full year 2000, up 22% from the $51.6 million for the full year 1999.

                                   --MORE--

Ambac Fourth Quarter 2000 Earnings/5

Expenses
--------

Highlights

 . Financial guarantee expenses of $18.9 million for the fourth quarter of 2000 increased by 18% over the $16.0 million of expenses for the same quarter of 1999. This increase was due to increased loss and loss adjustment expenses and increased compensation costs.

   Financial guarantee expenses for the full year 2000 of $70.2 million increased 17% over the $59.8 million of expenses for the full year 1999.

 . Financial services expenses for the fourth quarter of 2000 of $6.2 million grew by 5% from $5.9 million in expenses for the fourth quarter of 1999.

   Financial services expenses for the full year 2000 of $24.8 million decreased 4% from the $25.8 million of expenses for the full year 1999.


Other Items
-----------

 .  Total net realized gains for the fourth quarter of 2000 were $1.6 million.
   For the fourth quarter of 1999 net realized gains were $0.1.

 . Interest expense for the fourth quarter of 2000 was $9.3 million, relatively flat from 1999.


Balance Sheet
-------------

Highlights

 . Total assets as of December 31, 2000 were $10.12 billion, an 11% decline from total assets of $11.35 billion at December 31, 1999. This reduction reflects lower outstanding volume in the investment agreement business. As of December 31, 2000, stockholders' equity was $2.60 billion, a 29% increase from year-end 1999 stockholders' equity of $2.02 billion. The increase stemmed from a combination of net income for the period and an increase in the fair market value of the investment portfolio due to a decline in interest rates during the period.

                                   --MORE--

Ambac Fourth Quarter 2000 Earnings/6


Cash Dividend Declared
----------------------

At its January 2001 Board Meeting, the Board of Directors approved the regular quarterly cash dividend of $0.08 per share of common stock. The dividend is payable on March 7, 2001 to stockholders of record on February 12, 2001.

Annual Meeting of Stockholders
------------------------------

The Board of Directors also set the 2001 Annual Meeting of Stockholders for Tuesday, May 1, 2001, at 11:30 a.m. in New York City. The record date for determining stockholders entitled to notice of, and to vote at, the annual meeting will be close of business, March 14, 2001.

Forward-Looking Statements
--------------------------

In his remarks, the Chairman made statements about our future results that may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution you that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the factors that could cause actual results to differ materially are (1) changes in the economic, credit, or interest rate environment in the United States and abroad; (2) the level of activity within the national and worldwide debt markets; (3) competitive conditions and pricing levels; (4) legislative and regulatory developments; (5) changes in tax laws; and (6) other risks and uncertainties that have not been identified at this time. We undertake no obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

                            ************************

Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac's principal operating subsidiary, Ambac Assurance Corporation, a leading guarantor of municipal and structured finance obligations, has earned triple-A ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Credit Markets Services, Fitch and Rating and Investment Information, Inc. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).

                            ************************

                                   --MORE--

Ambac Fourth Quarter Earnings/7


Footnotes
---------

Note: Common stock data has been retroactively adjusted to reflect the three-for-two stock split effective December 12, 2000.

(1) Core earnings and operating earnings are not substitutes for net income computed in accordance with Generally Accepted Accounting Principles
     (GAAP), but are important measures used by management, equity analysts and investors to measure Ambac's financial results. The Company defines operating earnings as net income, less the effect of realized gains and losses and certain non-recurring items. Core earnings, which Ambac reports as analytical data, is defined as operating earnings less net insurance premiums earned from refundings and calls. The definitions of operating earnings and core earnings used by Ambac may differ from definitions of operating earnings and core earnings used by other public holding companies of financial guarantors.

(2) Adjusted gross premiums written, which is not promulgated under GAAP, is used by management, equity analysts and investors to measure Ambac's financial results. Adjusted gross premiums written, which Ambac reports as analytical data, are defined as gross up-front premiums written plus the present value of estimated installment premiums written on insurance policies and structured credit derivatives issued in the period. The definition of adjusted gross premiums written used by Ambac may differ from definitions of adjusted gross premiums written used by other public holding companies of financial guarantors.

     Adjusted gross premiums written recorded by Ambac includes only the net retention on international business written pursuant to a reinsurance arrangement with MBIA Insurance Corporation.

                                   --MORE--

                 Ambac Financial Group, Inc. and Subsidiaries
                     Consolidated Statements of Operations
               For the Periods Ended December 31, 2000 and 1999
                   (Dollars in Thousands Except Share Data)

                                                        Three Months Ended                                 Years Ended
                                                           December 31,                                   December 31,
                                             -------------------------------------------  ------------------------------------------
                                                    2000                  1999                 2000                  1999
                                             -------------------------------------------  ------------------------------------------
Revenues:
  Financial Guarantee:
     Gross premiums written                         $    144,126          $    149,539         $    483,082          $    445,242
     Ceded premiums written                              (18,338)              (28,405)             (80,789)              (61,845)
                                             -------------------   -------------------   ------------------   -------------------
       Net premiums written                         $    125,788          $    121,134         $    402,293          $    383,397
                                             ===================   ===================   ==================   ===================


     Net premiums earned                            $     80,502          $     71,860         $    311,276          $    264,426
     Net fees earned and other income                      1,724                 1,750               12,417                 6,054
     Net investment income                                63,424                55,558              241,047               209,284
     Net realized gains (losses)                           2,784                  (133)                 681                (5,675)
  Financial Services:
     Revenue                                              16,250                13,660               62,675                51,607
     Net realized (losses) gains                          (1,239)                  168               (9,110)               (3,124)
  Other:
     Revenue                                                 794                 1,319                2,316                 9,906
     Net realized gains                                        8                    22                    8                   797
                                             -------------------   -------------------   ------------------   -------------------

       Total revenues                                    164,247               144,204              621,310               533,275
                                             -------------------   -------------------   ------------------   -------------------


Expenses:
  Financial Guarantee:
     Losses and loss adjustment expenses                   4,243                 3,000               15,000                11,000
     Underwriting and operating expenses                  14,673                13,039               55,235                48,804
  Financial Services                                       6,242                 5,852               24,805                25,782
  Interest                                                 9,324                 9,203               37,477                36,525
  Other                                                    1,245                 1,771                6,669                 6,506
                                             -------------------   -------------------   ------------------   -------------------

       Total expenses                                     35,727                32,865              139,186               128,617
                                             -------------------   -------------------   ------------------   -------------------


Income before income taxes                               128,520               111,339              482,124               404,658
Provision for income taxes                                31,534                27,387              115,952                96,741
                                             -------------------   -------------------   ------------------   -------------------

       Net income                                   $     96,986          $     83,952         $    366,172          $    307,917
                                             ===================   ===================   ==================   ===================


       Net income per share                         $       0.92          $       0.80         $       3.49          $       2.94
                                             ===================   ===================   ==================   ===================

       Net income per diluted share                 $       0.89          $       0.78         $       3.41          $       2.88
                                             ===================   ===================   ==================   ===================


Weighted average number of
  shares outstanding                                 105,477,232           104,916,479          105,031,473           104,869,721
                                             ===================   ===================   ==================   ===================


Weighted average number of diluted
  shares outstanding                                 108,416,585           107,021,930          107,415,430           107,049,315
                                             ===================   ===================   ==================   ===================


                 Ambac Financial Group, Inc. and Subsidiaries
                          Consolidated Balance Sheets
                    December 31, 2000 and December 31, 1999
                   (Dollars in Thousands Except Share Data)

                                                                                      December 31, 2000         December 31, 1999
                                                                                      -----------------         -----------------
Assets
------
Investments:
    Fixed income securities, at fair value
        (amortized cost of $6,743,450 in 2000 and $7,019,043 in 1999)                    $    6,825,152           $   6,757,706
    Fixed income securities pledged as collateral, at fair value
        (amortized cost of $1,238,401 in 2000 and $2,009,141 in 1999)                         1,239,349               1,980,765
    Short-term investments, at cost (approximates fair value)                                   253,519                 220,896
    Other                                                                                         5,852                   3,168
                                                                                      -----------------         ---------------
        Total investments                                                                     8,323,872               8,962,535

Cash                                                                                             20,493                  13,588
Cash pledged as collateral                                                                       24,935                       -
Securities purchased under agreements to resell                                                 255,786                 103,000
Receivable for investment agreements                                                              6,663                  45,918
Receivable for securities sold                                                                    1,926                  15,369
Investment income due and accrued                                                               130,692                 128,668
Deferred acquisition costs                                                                      153,424                 135,324
Deferred income taxes                                                                                 -                  57,377
Reinsurance recoverable                                                                           1,091                     500
Prepaid reinsurance                                                                             242,604                 217,977
Loans                                                                                           695,251                 685,488
Receivable from brokers and dealers                                                                   -                 717,000
Other assets                                                                                    263,563                 262,352
                                                                                      -----------------         ---------------
        Total assets                                                                     $   10,120,300           $  11,345,096
                                                                                      =================         ===============

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
    Unearned premiums                                                                    $    1,546,290           $   1,431,076
    Losses and loss adjustment expenses                                                         132,445                 121,475
    Ceded reinsurance balances payable                                                           10,892                  15,028
    Obligations under investment and payment agreements                                       3,509,049               4,180,513
    Obligations under investment repurchase agreements                                        1,383,882               1,959,741
    Deferred income taxes                                                                       106,035                       -
    Current income taxes                                                                         25,628                  24,831
    Debentures                                                                                  424,061                 423,995
    Accrued interest payable                                                                     90,575                  91,142
    Accounts payable and other liabilities                                                      291,394                 268,696
    Payable to brokers and dealers                                                                    -                 717,000
    Payable for securities purchased                                                              3,935                  93,149
                                                                                      -----------------         ---------------
        Total liabilities                                                                     7,524,186               9,326,646
                                                                                      -----------------         ---------------

Stockholders' equity:
    Preferred stock                                                                                   -                       -
    Common stock                                                                                  1,060                     707
    Additional paid-in capital                                                                  533,558                 525,012
    Accumulated other comprehensive income (loss)                                                45,154                (187,540)
    Retained earnings                                                                         2,035,209               1,713,446
    Common stock held in treasury at cost                                                       (18,867)                (33,175)
                                                                                      -----------------         ---------------
        Total stockholders' equity                                                            2,596,114               2,018,450
                                                                                      -----------------         ---------------
        Total liabilities and stockholders' equity                                       $   10,120,300           $  11,345,096
                                                                                      =================         ===============

Number of shares outstanding (net of treasury shares)                                       105,550,605             104,936,688
                                                                                      =================         ===============
Book value per share                                                                     $        24.60           $       19.23
                                                                                      =================         ===============

                 Ambac Financial Group, Inc. and Subsidiaries
         Supplemental Analytical Data: Components of Core Earnings /(1)/
               For The Periods Ended December 31, 2000 and 1999


                                     Three Months Ended        Years Ended
                                        December 31,          December 31,
                                     ------------------    -------------------
                                        2000       1999        2000       1999
                                     ------------------    -------------------
Net income                           $96,986    $83,952    $366,172   $307,917
Adjustments:
  Net realized (gains) losses         (1,009)       (37)      5,474      5,201
                                   ---------    -------    --------   --------
Operating earnings                    95,977     83,915     371,646    313,118
  Refundings, calls and other
   accelerations                      (2,282)    (4,676)    (12,669)   (20,486)
                                   ---------    --------   --------   --------
Core earnings                        $93,695    $79,239    $358,977   $292,632
                                   =========    ========   ========   ========


                 Ambac Financial Group, Inc. and Subsidiaries
 Supplemental Analytical Data: Components of Adjusted Book Value Per Share /(2)/
                    December 31, 2000 and December 31,1999

                                                   December 31,    December 31,
                                                       2000            1999
                                                       ----            ----

Book value                                         $      24.60    $      19.23
After-tax value of:
  Net unearned premium reserve less
    deferred acquisition costs                             7.07            6.68
  Present value of future installment premiums             4.71            3.27
  Unrealized (loss) gain on investment
    agreement liabilities                                 (0.03)           0.61
                                                   ------------    ------------
Adjusted book value                                $      36.35    $      29.79
                                                   ============    ============

(1)  See footnote (1) in January 24, 2001 press release.
(2) Adjusted book value (ABV), which is not promulgated under GAAP, is used by management, equity analysts and investors as a measurement of the Company's intrinsic value with no benefit given for ongoing business activity. Management derives ABV by beginning with stockholders' equity (book value) and adding or subtracting the after-tax value of: the net unearned premium reserve; deferred acquisition costs; the present value of estimated net future installment premiums; and the unrealized gain or loss on investment agreement liabilities. These adjustments will not be realized until future periods and may differ materially from the amounts used in determining ABV. The definition of ABV used by the Company may differ from definitions of ABV used by other public holding companies of financial guarantee insurers.

                          Ambac Assurance Corporation
          Statutory Accounting, Financial and Capital Information /(1)/
                    December 31, 2000 and December 31, 1999
                     (Dollars in Thousands, Except Ratios)



                                                      December 31,  December 31,
                                                          2000          1999
                                                      ------------  ------------

Capital and Claim-Paying Resources:
  Contingency reserve                                 $  1,080,748  $    917,152
  Capital and surplus                                    1,655,151     1,503,303
                                                      ------------  ------------
    Qualified statutory capital                          2,735,899     2,420,455

  Unearned premiums                                      1,615,422     1,485,654
  Losses and loss adjustment expenses                       31,034        26,205
                                                      ------------  ------------
    Policyholders' reserves                              4,382,355     3,932,314

    Third party capital support /(2)/                      800,000       750,000
    Present value of future installment premiums           763,882       527,199
                                                      ------------  ------------
    Total claims-paying resources                     $  5,946,237  $  5,209,513
                                                      ============  ============
  Net financial guarantees in force                   $418,385,960  $374,484,153

  Capital ratio /(3)/                                        153:1         155:1

  Financial resources ratio /(4)/                             70:1          72:1

(1) Statutory accounting information for Ambac Assurance Corporation and Connie Lee Insurance Company are combined for purposes of this schedule. Qualified statutory capital for Ambac Assurance, on a stand alone basis, as of December 31, 2000 and December 31, 1999 are $2.716 billion and $2.402 billion, respectively.
(2) Third party capital support represents a limited recourse irrevocable line of credit with a group of high quality banks.
(3) Capital ratio is net financial guarantees in force divided by qualified statutory capital.
(4) Financial resources ratio is net financial guarantees in force divided by total claims-paying resources.